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                                                                   EXHIBIT 10.18


                FLOOD INSURANCE PROGRAM SERVICES AGREEMENT AMONG INSURANCE MANAGEMENT INFORMATION SERVICES, INC.,
                AMERICAN ALTERNATIVE INSURANCE CORPORATION, AND
                      CORPORATE INSURANCE AGENCY SERVICES
                    FOR THE NATIONAL FLOOD INSURANCE PROGRAM

   THIS FLOOD INSURANCE PROGRAM SERVICES AGREEMENT (Agreement) is entered into by and among Insurance Management Information Services, Inc. (IMIS), a corporation organized and existing under the laws of Florida; American Alternative Insurance Corporation (AAIC), an insurer organized and existing under the laws of New York; and Corporate Insurance Agency Services (CIS), a licensed producer in the State of Pennsylvania.

   WHEREAS, the Federal Emergency Management Agency (FEMA) and the Federal Insurance Administration (FIA) administer the National Flood Insurance Program
(NFIP). AAIC is an insurance company duly licensed to write flood insurance in all states of the United States and the District of Columbia, and has been approved by FIA to act as a Write Your Own Flood Carrier (WYO Carrier) under the Write Your Own Flood Insurance Program (WYO Flood Program), a program offered under the National Flood Insurance Program (NFIP); and

   WHEREAS, IMIS has been designated by FIA as a Qualified Performer for the provision of services to WYO Carriers under the NFIP; and

   WHEREAS, AAIC wishes to engage the services of IMIS to administer certain of AAIC's obligations as a WYO Carrier as set forth herein; and

   WHEREAS, IMIS is a subsidiary of Bankers Insurance Group, a national multi-line insurance group and guarantor of this Agreement, which Guaranty is attached hereto as Exhibit A; and

   WHEREAS, CIS has developed a plan for the marketing of WYO Flood Insurance Coverage, and intends to contract with financial institutions to provide flood zone determinations to these institutions, residential mortgage customers and on these institutions; residential mortgage portfolios. AAIC has appointed or intends to appoint CIS as its agent for the solicitation, determination of eligibility and premiums, binding of coverage, collection of premiums, and delivery of WYO Flood Insurance Policies as set forth in the Agency Agreement entered into between AAIC and CIS attached hereto as Exhibit B (Agency Agreement). AAIC now desires to engage the services of CIS to manage and supervise the activities of IMIS hereunder.

   NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:




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ARTICLE I - AUTHORITY OF IMIS

1.1 AAIC hereby engages IMIS to administer certain of AAIC's obligations as a WYO Carrier for the FNIP in the state(s) agreed upon between AAIC and CIS in the Agency Agreement attached as Exhibit B.

1.2 AAIC hereby grants IMIS the authority to act for and on behalf of AAIC in matters required for IMIS to conduct the aforesaid flood insurance business, as more particularly set forth in Article II below, including the authority to receive, distribute, and remit premiums as more particularly set forth herein, process applications and other forms, issue policies, and process claims, all in a manner consistent with and pursuant to and as authorized by the provisions of the National Flood Insurance Act of 1968, as amended; the Flood Disaster Protection Act of 1973, as amended; the regulations of the National Flood Insurance Program (NFIP) Write Your Own Program (WYO) administered by the Federal Insurance Administration (FIA) and the Federal Emergency Management Agency (FEMA) (collectively called the "WYO Flood Program"); and the terms of this Agreement.

1.3 IMIS hereby accepts such grant of authority, and agrees to carry out such duties and responsibilities to the best of its ability, knowledge, skill and judgment, and in accordance with the highest reasonably attainable standards of quality generally utilized in the insurance and data processing industries.

ARTICLE II - RESPONSIBILITIES AND COMMITMENTS OF IMIS

2.1 IMIS shall perform the following WYO Program responsibilities on AAIC's behalf;

    a.  Policy Administration, including:

        i.   Community Eligibility/Rating Criteria;

        ii.  Policyholder Eligibility Determination;

        iii. Policy Issuance;

        iv.  Policy Endorsements;

        v. Policy Cancellations; provided however, that CIS shall also have authority to make policy cancellations, subject to the same laws, regulations, and Program Requirements;

        vi.  Policy Correspondence; and

        vii. The receipt of funds collected by CIS, recording, control, and timely disbursement of WYO Program funds in accordance with the WYO ("Financial Control Plan") requirements established by FIA and the Agreements of the parties.

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            Gross premiums deposited by CIS in the custodial account are remitted weekly to FIA by IMIS, net of the established NFIP Allowable Expenses equal to 32.6% of premiums written. "Allowable Expenses" means a WYO Flood Insurance carrier's operating and administrative expenses, including agent commissions management fees, service provider fees, fees payable to Participating Financial Institutions, production of policy documents taxes, dividends, and board or bureau assessments.

      viii. IMIS shall distribute the Allowable Expenses as follows:

            a. CIS will receive a flat commission of 13.6% of written premiums for all services rendered pursuant to this Agreement, unless otherwise adjusted pursuant to Section 2.3(a) above or Section 9.1(b)(ii) below.


            b. AAIC will receive 9.0% of written premiums calculated as follows:

                i.   5% WYO Carrier profit;

                ii. 3% for premium taxes and board or bureau assessments, subject to reconciliation annually based on actual payments made in the Arrangement Year. If the actual payments made during an Arrangement Year are less than 3%, then AAIC shall remit the difference to CIS as additional commission. If the amount paid exceeds 3%, then CIS shall forward the difference to AAIC; and

                iii. 1% AAIC's other overhead.

            c. AAIC Service" Provider, as identified in Section 2.2, will receive a flat service fee of 8%.

            b. Claims Processing, in accordance with general AAIC standards and the WYO Financial Control Plan. IMIS may also rely on information contained in the WYO Claims Manual, the FEMA Adjuster Manual, the FIA/NFIP Policy Issuance Handbook, the WYO Operations Overview, or other WYO Program instructional material.

            c. Preparing and submitting to FIA monthly financial and statistical reports, reconciliations, certifications, and statistical tapes on AAIC'S behalf, in accordance with the WYO Program Accounting Procedures. IMIS shall also supply AAIC and CIS with such financial and statistical information as reasonably needed for AAIC's and CIS' business purposes.

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2.2 IMIS shall cooperate with FIA and shall comply with all audit requirements of the WYO Program

2.3 Whenever a Flood Insurance Catastrophe Office is established by FIA, IMIS shall coordinate activities and shall provide information to FIA or its designee.

2.4 IMIS shall keep appropriate records in accordance with Internal Revenue Service regulations and shall handle Form 1099 reporting on behalf of AAIC, when applicable.

2.5 IMIS shall use its best efforts to adhere to the following WYO Program time standards for performance when processing documents, claims, requests or inquiries (consistent with WYO Proven guidelines, elapsed time shown is from day of receipt through and including day of mail-out, and shall not include any Saturday, Sunday, or state or national legal holiday):

    a. Application Processing - 15 days provided, however, that if the policy cannot be mailed due to insufficient or erroneous information or insufficient funds, a request for correction or additional moneys shall be mailed within 10 days;

    b.  Renewal Processing - 7 days;

    c.  Endorsement Processing - 7 days;

    d.  Cancellation Processing - 15 days;

    e.  Simple Correspondence and Status Inquiries - 7 days;

    f.  Complex Correspondence and Inquiries - 20 days;

    g.  Requests for Supplies, Materials, and Manuals - 7 days;

    h. Claims Draft Processing - 7 days from completion of file examination, and

    i. Claims Adjustment - 45 days average from receipt of Notice of Loss (or equivalent) through completion of examination.

2.6 IMIS commits that it shall promptly comply with the instructions and directions of CIS in its role as agent for AAIC with authority to manage and supervise IMIS' activities on AAIC's behalf under the terms of this Agreement and pursuant to the Program Requirements. Further, IMIS shall immediately notify CIS and AAIC of any objections has to any instruction or direction issued by CIS; provided however, that IMIS shall still comply with those portions of the directions or instructions to which it does not object.

2.7 IMIS warrants that it and any personnel engaged by it have adequate licenses to properly perform under this Agreement and further that it agrees to provide AAIC, upon request why copies of all licenses required of IMIS. In the event (a) that IMIS, license in its resident state expires or is revoked or suspended, for any

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reason, IMIS shall immediately notify AAIC and this Agreement shall automatically terminate as of the date of such license's expiration, revocation or suspension unless within one week from the date AAIC receives such notice from IMIS, AAIC agreed in writing, to modify the provisions set forth in this Paragraph; or (b) that IMIS' license expires or is revoked or suspended, for any reason, in any other state, IMIS shall notify AA1C and IMIS' authority to transact business in that state shall be automatically suspended as to that state.

ARTICLE III - PREMIUM COLLECTION AND ARRANGEMENT


3.1 The parties shall establish a banking arrangement which complies with the FEMA/FIA Financial Assistance/Subsidy Arrangement entered into between AAIC and FIA ("Arrangement") and other applicable WYO Flood Program requirements, which provide for the establishment of a custodial account by AAIC as custodian for the NFIP, for (1) the collection, retention and disbursement of premiums pursuant to this Agreement and the Agency Agreement, less WYO Program allowable expenses; and (2) the operation of the Letter of Credit, established on behalf of AAIC under the WYO Program. Additional accounts, as needed to facilitate operations, may be established in conformity with WYO Program guidelines.

3.2 AAIC shall grant specific IMIS employees check-signing authority on accounts and the authority to initiate appropriate drawdowns against AAIC's Letter of Credit, in order for IMIS to act on AAIC's behalf in making disbursements for AAIC's liabilities arising under the Arrangement, the WYO Program, and this Agreement. All such authorizations shall be in writing and may be revoked, amended or modified at any time by AAIC, upon ninety (90) days advance written notice to IMIS, and further, shall be granted only to the number and type of employees who need such authority to perform on behalf of IMIS under this Agreement.

3.3 IMIS shall be liable to FIA for any and all premiums IMIS has received on business written under this Agreement. IMIS shall establish procedures for the timely deposit and remittance of funds to the U.S. Treasury via the authorized automatic clearinghouse mechanism.

3.4 IMIS shall maintain supporting documentation for any bank account over which it has authority pursuant to this Agreement. On a monthly basis, IMIS shall prepare and forward to AAIC and CIS financial data, by state, reflecting all debits and credits with respect to flood insurance business written, including agents' commissions and IMIS' servicing fees paid, during the preceding quarter.

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ARTICLE IV - EXPENSES AND FEES

4.1 AAIC and CIS shall pay to IMIS to be shared equally between them, a set-up fee often thousand dollars ($10,000), which includes the following:

    a. Developing and inputting AAIC Data into IMIS' policy, claims, and general ledger systems;

    b.  Establishing agent master files;

    c. Assisting with obtaining the Letter of Credit, restricted bank account, and funds transfer arrangement;

    d.  Designing and ordering forms;

    e.  Developing any necessary customized procedures;

    f.  Initial training (excluding travel expenses);

    g. Coordination and installation of the necessary equipment for a telecommunication link with IMIS' data center,

    h. Assisting with a compatible configuration to work with AAIC's environment;

    i. Coordinating the purchase and installation of the necessary hardware (all costs incurred for hardware will be reimbursed to IMIS by AAIC); and

    j.  Consulting with AAIC's personnel to develop a work plan.

4.2 AAIC shell pay IMIS a monthly services fee equal to 8% of monthly written premiums hereunder. IMIS shall pay the general expenses of processing flood insurance business pursuant to this Agreement, including those of policy administration, claims processing, and financial and transactional reporting from this monthly servicing fee.

4.3 AAIC shall be responsible for the payment of all taxes, including state premiums taxes and fees, municipal taxes and fees, dividends, agents' commissions, or any board, exchange or bureau assessment.

4.4 WYO Program Reimbursements made pursuant to the Arrangement, including, but not limited to, those for unallocated loss adjustment expenses, allocated loss adjustment expenses, and for approved special allocated loss expenses, shall be payable to IMIS.

ARTICLE V - AUTHORITY AND COMMITMENTS OF CIS

CIS is engaged to manage and supervise the activities of IMIS in IMIS' performance of the duties set forth herein. To the extent any of these activities involve standards, rules or

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other guidelines ("Program Requirements") established by FIA for the WYO
Program, CIS shall be responsible for knowledge of these Program Requirements and shall be obligated to review IMIS' compliance with these Program Requirements. Further, CIS shall have the authority to direct and instruct IMIS on any aspect of these activities which CIS reasonably believes is not in compliance with the Program Requirements and this Agreement, and CIS shall report such noncompliance to AAIC. Any disagreement between CIS and IMIS over compliance with Program Requirements shall be referred to AAIC for resolution.

ARTICLE VI  - ADDITIONAL SERVICES AND FEES

6.1 Agent or AAIC Training. Upon request, IMIS will provide one training session per quarter, or four training sessions per year, to AAIC or AAIC's agents who have been appointed hereunder, including CIS. AAIC shall provide the training facility and shall reimburse IMIS for travel expenses incurred.

6.2 Marketing Material. With IMIS' written approval, AAIC may use IMIS previously developed marketing or promotional materials, which IMIS shall customize and produce for AAIC, at AAIC's expense.

6.3 Any fees and services not defined in this Agreement may be mutually agreed upon between AAIC and IMIS as required, and documented by an addendum attached hereto.

ARTICLE VII - CONFIDENTIALITY OF DATA AND INFORMATION

7.1 The parties acknowledge that during the term or this Agreement, they will have access to and become acquainted with Confidential Information of the others. Accordingly, no party shall permit the duplication, use, or disclosure of any such Confidential Information to any person other than its own employees, agents or representatives who must have such information for the performance of obligations hereunder, unless such duplication, use, or disclosure is specifically authorized in writing by the other party. "Confidential Information" is not meant to include any information which, at the time of disclosure, is generally known to the general public and/or the insurance industry.

7.2 No party shall use or duplicate the name(s), trademark(s), servicemark(s), or trade name(s) (whether registered or not) of any other party in public releases or advertising or in any other manner unless such use or duplication is specifically authorized in writing by the other party, except that IMIS and CIS may include AAIC's name in a list of clients/customers without such authorization.

7.3 No party shall disclose information as to specific work performed or services fees under this Agreement without prior written consent of the other party.


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7.4 IMIS shall take all reasonable precautions available to maintain system integrity and data security necessary to protect AAIC's and CIS' records and data from loss and damage and to protect against unauthorized disclosure of AAIC's and CIS' confidential and proprietary data as described in this Article.

7.5 The disclosure restrictions provided in this Article shall be extinguished at the time and to the extent that the confidential information becomes generally available to the public domain without the fault of IMIS.

ARTICLE  VIII - COMMENCEMENT AND TERMINATION

8.1 Term of Agreement. This Agreement shad become exclusive on the date that this document is executed by all parties. The initial term of this Agreement shall expire on the last day of the Arrangement Year, and thereafter, is automatically renewable for additional one-year terms beginning on October 1 of each year, subject to the termination provisions set forth below. The Arrangement Year refers to the annual policy issuing period established under the Arrangement commencing on October 1 of one year and concluding on September 30 the following year.

8.2 Termination Based on Non-Continued Participation in Program: In the event AAIC intends not to resubscribe to be a WYO Carrier, and consequently does not intend to notify FIA by July 1 of such year of its intent to resubscribe, as required to resubscribe, AAIC shall notify the other parties by April 1 of such year that the contract with FIA will not be renewed. This Agreement will then expire on the last day of the Arrangement Year as specified in Section 8.1; provided, however, that the requirements of
    Section 9.1 shall apply.

8.3 Termination by Any Party Without Cause. Notwithstanding any other provisions of this Article, any party may terminate this Agreement to be effective on the last day of any Arrangement Year as specified in Section 8.1, without cause, upon written notice to the other parties by April 1 or the Arrangement Year. Provided, however, that the requirements of Section
    9.1 shall still apply.

8.4 Termination Based on Actions By FIA. This Agreement shall terminate concurrently with termination by FIA as hereunder described:

    a. With thirty (30) days written notice from FIA to AAIC on the basis of fraud or misrepresentation by AAIC, its agent(s) or service provider(s) subsequent to the inception of a policy;

    b. With thirty (30) days written notice from FIA to AAIC on the basis of nonpayment to FIA of any amount due FIA by AAIC, its agent(s) or service provider(s);

    c.  On a date established by FIA due to the loss of funding for the NFIP; or

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    d.  With 180 days written notice from AAIC to CIS and IMIS based on a material change in the terms under which FIA will act as guarantor of WYO Flood Insurance Policies under the NFIP.

8.5 Termination by Any Party. Any party may immediately terminate this Agreement upon written notice to the other parties in the event of

    a. Upon the expiration, revocation or suspension of any license required of IMIS, pursuant to the terms of Section 2.7 above;

    b. A significant change in the ownership, control or management, or in the event of the execution of an Agreement of sale, transfer or merger of any party or guarantor hereof;

    c. Any misappropriation or use in violation of this Agreement, of funds or property of any party by any other party,

    d. Bankruptcy, receivership, common law composition of creditors of any card or guarantors hereof, regardless of whether any of these occur voluntarily or involuntarily, or

    e. Failure by any party to fulfill a material obligation under this Agreement, provided that such party has been notified in writing by the terminating party of such failure and has not cured such failure after having a reasonable opportunity to cure after receipt of such written notice.

8.6 Upon termination of this Agreement, IMIS shall fully account to AAIC for all of its responsibilities and activities pursuant to this Agreement.

ARTICLE  IX - CONTINUING RIGHTS & DUTIES OF IMIS AFTER TERMINATION

9.1 Subject to requirements imposed by FIA under the WYO Program and subsequent to termination pursuant to Article VIII, IMIS will perform all of the duties necessary for the proper servicing of policies bound or written under this Agreement and any successor policies required to be issued by law until those policies shall have expired or been terminated. Such services shall include all those set forth in Article II. The compensation of IMIS shall remain as stated herein for the performance of such services after termination.

9.2 IMIS specifically understands and agrees that the duties of Section 9.1 will apply in the event AAIC does not resubscribe to be a WYO Flood Insurance Carrier, as set forth in Article VIII, but AAIC is required by FIA at FlA's option, to act as such for one (1) additional year.

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ARTICLE X - ERRORS AND OMISSIONS AND FIDELITY COVERAGES

10.1 IMIS agree to maintain Errors and Omissions coverage throughout the term of this Agreement and thereafter upon termination or cancellation until all claims and payments have been resolved and paid and all annual adjustments finalized and paid. The limits of the Errors and Omissions coverage will be in an amount as follows:

    a. Not less than $1 million per occurrence and in a form and from an insurer acceptable to AAIC, which acceptance shall not be unreasonably withheld, when gross written premiums for WYO Flood Insurance are equal to or less than $3,000,000;

    b. When gross written premiums for WYO Flood Insurance Coverage are greater than $3,000,000, the amount equal to one-third of such gross written premiums on the date the liability occurs up to a maximum of $5,000,000 of liability for $15,000,000 in gross written premiums;

    c. If gross written premiums $15,000,000, the parties shall negotiate in good faith to set an amount for the amount of maximum liability, and shall document the amount by attaching an addendum to this Agreement; provided, however, that at no time when gross written premiums exceed $15,000,000 shall the maximum liability be less than $5,000,000;

    d. The amount of liability coverage shall be reviewed on an annual basis prior to expiration of the current Arrangement Year, and IMIS agrees to obtain and have in force any required additional limits of liability under its Errors and Omissions policy by the start of the next Arrangement year, and

    e. IMIS agrees to make AAIC an additional insured under such policy, which may be limited to the activities arising under this Agreement. Upon request, evidence of such insurance coverage will be provided to AAIC. At least thirty (30) days prior to the expiration, cancellation, or modification or such insurance, IMIS or its insurer shall provide notice of AAIC.

10.2 IMIS agrees to maintain a fidelity bond throughout the term of this Agreement and thereafter upon termination until all claims and payments have been resolved and paid and all annual adjustments finalized and paid. The limits of the fidelity bond shall be in an amount not less that $1,500,000 per occurrence and in a form and from a surety acceptable to AAIC. At least (30) days prior to the expiration, cancellation or modification of such insurance, each party or its insurer shall provide notice to AAIC.

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ARTICLE XI  -  INDEMNIFICATION

11.1 CIS will indemnify, defend and hold harmless IMIS, its directors, officers, and employees from any Liability, cost, loss, file, penalty, claim, demand, damage or expense, including attorneys' fees, resulting from any act, error or omission, or failure to properly supervise CIS's employees, its agents, sub-agents, or other representatives, or resulting from any breach of CIS' obligations under this Agreement.

11.2 IRIS will indemnify, defend and hold harmless AAIC and CIS, their directors, officers and employees from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including attorneys' fees, resulting from any act, error or omission of IMIS, its employees, or other representatives, or resulting from any breach of AAIC's obligations under this Agreement.

11.3 AAIC will indemnify, defend and hold harmless IMIS, its directors, officers and employees from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including attorneys' fees, resulting from any act, error or omission of AAIC or its employees, or resulting from any breach of AAIC's obligations under this Agreement.

11.4 All parties agree to immediately give the others notice upon being notified of a claim which could give rise to a claim under this Article.

11.5 This Article shall survive termination or cancellation of this Agreement.

ARTICLE XII - MISCELLANEOUS

12.1 If any party should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, then the prevailing party shall be entitled to recover all or its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken) and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred. Further, it is understood and agreed that should AAIC or IMIS institute any Court action against CIS, that the Court action shall be brought in Pennsylvania and this Agreement shall be construed in accordance with the laws of the State of Pennsylvania. Likewise, it is understood and agreed that should IMIS or CIS institute any Court action against AAIC, this action shall be brought in New Jersey and the Agreement shall be construed in accordance with the laws of the State of New Jersey. In like manner, it is understood and agreed that should AAIC or CIS institute any Court action against IMIS, such action shall be brought in Florida and the Agreement shall be construed in accordance with the laws of the State of Florida.

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12.2 IMIS agrees to permit FIA, AAIC or its representatives, during the term of this Agreement and as long thereafter as AAIC or FIA considers necessary, to visit, inspect, examine, copy and verify, at IMIS' offices or elsewhere, during reasonable hours and upon prior notice to IMIS, and at the expense of the examining party, any of the properties, accounts, files, documents, books, reports and other records in possession or control of IMIS relating to business covered by this Agreement. Any insurance department commissioner so entitled shall also have access to these records.

12.3 This Agreement, and any exhibits, schedules or addenda attached hereto contains all of the prior oral and/or previously written agreements, representations, and arrangements among the parties hereto. There are no representations or warranties other than those set forth herein.

12.4 AAIC agrees to comply with applicable laws of the state or states covered by this Agreement and with the rules and regulations of any regulatory authority having jurisdiction over AAIC's activities, and shall, whenever necessary, maintain at its own expense all required licenses to transact business in such states.

12.5 Should any part of this Agreement for any reason be declared invalid, such decision shall not effect the validity or any remaining portion, which remaining portion shall remain in full force and effect as if the Agreement had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the parties hereto that each of them will have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason be hereafter declared void.

12.6 No change or modification of this shall be valid unless the same shall be in writing and signed by all of the parries hereto

12.7 Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

     AAIC:   American Alternative Insurance Corporation
             American Re - Plaza I
             555 College Road East
             Princeton, New Jersey 08543
             Attn: General Counsel and Senior Vice President

     CIS:    Corporate Insurance Agency Services
             1098 Washington Crossing Road, Suite 5
             Washington Crossing, PA 18977
             Attn: Mark Blasch, President

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        IMIS:     Insurance Management Information Services, Inc.
                  360 Central Avenue
                  St. Petersburg, FL 33701
                  Attn: Kathleen M. Batson, Senor Vice President

        Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date and year first above written.

        CORPORATE INSURANCE AGENCY SERVICES

        By: /s/  Mark E. Blasch
        -------------------------------------
        Name Printed:   Mark E. Blasch
        Title:          President



        AMERICAN ALTERNATIVE INSURANCE CORPORATION

        By: /s/  Ralph M. Serio
        -------------------------------------
        Name Printed:   Ralph M. Serio
        Title:          Senior Vice President



        INSURANCE MANAGEMENT INFORMATION SERVICES, INC.

        By: /s/  Kathleen M. Batson
        -------------------------------------
        Name Printed:   Kathleen M. Batson
        Title:          President




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                                  EXHIBIT A

                  CORPORATE GUARANTY OF BANKERS INSURANCE GROUP


                                      - 14 -

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                                    EXHIBIT B

                            AGENCY AGREEMENT BETWEEN
                   AMERICAN ALTERNATIVE INSURANCE CORPORATION
                                       AND
                       CORPORATE INSURANCE AGENCY SERVICES
                    FOR THE NATIONAL FLOOD INSURANCE PROGRAM


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                                    EXHIBIT A
                            CORPORATE GUARANTY OF CAU

                                    GUARANTEE

     Guarantee, made this _____day of 19__, by Bankers Insurance Group, Inc., a corporation organized and existing under the laws of the State of Florida, with its principal place of business in St. Petersburg, Florida, hereinafter referred to "Guarantor", to American Alternative Insurance Corporation, a corporation organized and existing under the laws of the State of New York with its principal place of business in Princeton, New Jersey, hereinafter referred to as "Obligee".

                                    RECITALS


     WHEREAS, Obligee is prepared to execute a Flood Insurance Program Services Agreement with Insurance Management Information Services, Inc., a corporation organized and existing under the laws of the State of Florida, with its principal place of business in St. Petersburg, Florida, hereinafter referred to as "Obligor", for the purpose of having Obligor administer certain of Obligee's obligations as a WYO Carrier under the NFIP Program. A copy of the Proposed Contract is attached hereto as Exhibit "A".

     WHEREAS, Obligee will execute the contract only if performance thereof will be guaranteed by the Guarantor. Guarantor is willing to guarantee a performance of the contract under the terms and conditions set forth below.

     NOW, THEREFORE, based on the agreements contained herein and other good and valuable consideration, Guarantor agrees as follows:

Section 1 - Statement of Guarantor.
Guarantor guarantees prompt and satisfactory performance of the attached Contract, in accordance with all of its terms, conditions, and obligations, should Obligor default in the performance of its obligations under the Contract. Notwithstanding, Guarantor's liability shall be secondary to Obligor's liability and shall only accrue after Obligee exhausts any and all remedies it may reasonably pursue against Obligor and its E & O Insurance. Further, Guarantor's liability for Obligor's default shall be limited to and shall not exceed One Million Dollars ($1,000,000.00). However, if gross written premium exceeds Fifteen Million Dollars ($15,000,000.00). the parties shall negotiate in good faith to amend the amount of maximum liability and shall document that amount by attaching an addendum to this Guarantee. Any payment made pursuant to Guarantor's Error and Omissions insurance policy shall be credited to and proportionately reduce Guarantor's limit of liability under this Guarantee.

Section 2 - Duration.
This Guarantee shall continue in force until all obligations of Obligor under the attached Contract have been satisfied or until Obligor's liability to Obligee under the Contract has Contract has been completely discharged. whichever first occurs. Guarantor shall not be discharged from liability hereunder as long as any claim by Obliges against Obligor remains Funding, unless the limit of Guarantor's liability has been reached.

Section 3 - Modification of Guarantee Contract.
Written consent of Guarantor shall be required prior to any modification of the attached Contract, in particular where the modification would increase the obligations of the Guarantor in any way, or render prompt and satisfactory performance by Obligor more difficult.

Section 4 - Notices.
Notice to the Guarantor of default on the part of Obligor is not waived. All notices shall be in writing and shall be delivered personally or mailed, certified or registered mail, or faxed, to the Guarantor or Obligee at the address set forth below.


  A.  If to            AAIC:
                       Mr. Kenneth I. LeStrange
                       Executive Vice-President and Chief Operating Officer
                       Two World Financial Center
                       225 Liberty Street
                       New York, NY 10281

  B. IF TO             BANKERS INSURANCE GROUP, INC.:
                       Ms. Kathleen Batson
                       Senior Vice-President
                       360 Central Avenue
                       St Petersburg, FL 3701

Section 5 - Entire Agreement.
This instrument embodies the entire agreement between the parties. There are no promises, terms, conditions, or obligations other than those contained herein, and this Guarantee shall supersede all previous communications, representations, or agreements. either verbal or written, between the Guarantor and Obligee.

Section 6 - Parties Bound.
This Guarantee shall be binding upon the Guarantor and its successors and assigns.

Section 7 - Guarantor Warrants Full Capacity.
The Guarantor warrants that the Guarantor has full power, capacity and legal right under all applicable laws to enter into this Guarantee. The Guarantor further warrants that the execution and delivery of this Guarantee:

     1. Will not contravene any provision of any law or any contractual agreement or arrangement binding upon the Guarantor; and
     2. Has been properly and validly authorized and when executed and delivered, will be valid and binding and enforceable against the Guarantor in accordance with its terms.

Section 8 - Miscellaneous.
If any party should bring a Court action alleging breach of this Guarantee or seeking to enforce, resend, renounce, declare void or terminate this Agreement or any provisions thereof, then the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken) and to have the same awarded as part of the Judgment in the proceeding in which such legal expenses and attorneys fees were incurred. Further, It is understood and agreed that should Guarantor institute any court action against Obligee, that the Court action shall be brought in New Jersey and the Agreement shall be construed in accordance with the laws of the State of New Jersey. In like manner, it is understood and agreed that should Obligee institute any Court action against Guarantor, such action shall be brought in Florida and the Agreement shall be construed in accordance with The laws of the State of Florida.

     IN WITNESS WHEREOF, Guarantor has executed this Guarantee at St Petersburg, Florida, on the day and year first above written.

Bankers Insurance Group, Inc.

BY: /s/ Kathleen M. Batson
   --------------------------------
As Its: /s/ Senior Vice President
       ----------------------------
Attest: /s/ Demont F. Hastings
       ----------------------------